CONSENT  OF  INDEPENDENT  AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Delco Remy America Personal Savings Plan for Hourly-Rate Employees in the United States of Delco Remy International, Inc. of our report dated September 15, 1998, with respect to the consolidated financial statements of Delco Remy International, Inc. included in its Annual Report, as amended (Form 10-K/A) for the year ended July 31, 1998, filed with the Securities and Exchange Commission.

/s/  ERNST  &  YOUNG  LLP

Indianapolis,  Indiana
December  18,  1998